Exhibit 99.1

ClearSign Technologies Corporation

Awarded Phase 2 Grant from Department of Energy to Commercialize a Flexible Hydrogen Fueled Ultra Low NOx Process Burner

TULSA, Okla., August 29, 2023 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today announces that the Company was awarded a Phase 2 government grant through the Small Business Innovative Research (SBIR) program with the Department of Energy (DOE).

This project is being funded by a government grant through the SBIR program with the DOE to support scientific innovation in clean energy development and climate solutions. This second grant award follows the successful development and demonstration of a ClearSign Core™ Ultra Low NOx burner fueled with 100% hydrogen, which was funded by the Phase I grant amount of $250,000. This Phase 2 government grant award was for the maximum amount of $1.65 million for a two-year duration, which the Company intends to apply to the development of ultra-low NOx hydrogen burner technologies.

"This project has been a great place for us to be able to highlight the capabilities of our ClearSign Core™ technologies,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign.  "Adding hydrogen to fuel gas increases NOx emissions, which are toxic, regulated, and limited by the operating permits of our customers. We do believe that in providing the Ultra-Low NOx 100% hydrogen capable burner technology, which is the objective of this Phase 2 grant, we will promote clean air and enable the adoption and growth of the hydrogen economy while enabling our customers to maintain compliance with their low NOx emissions requirements. We appreciate the opportunity that the DOE provides us with this Phase 2 grant, and the ongoing collaboration with worldwide burner supplier Zeeco Inc. that enables us to pursue projects of this scale.” concluded Dr. Deller.

The goal of this project is to develop ultra-low NOx hydrogen burner technology, which the Company believes will enable the adoption of hydrogen fuel for industrial heating, leading to reductions in the industrial emissions of both carbon dioxide and nitrogen oxides. Current burners and previous efforts to decarbonize industrial combustion processes through the utilization of hydrogen fuel are inhibited by the lack of industrial hydrogen burners capable of burning pure hydrogen while preventing additional Nitrogen Oxides (NOx) emissions.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the likelihood that we are able successfully complete the ultra-low NOx hydrogen burner development project funded by the Phase 2 government grant, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com